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                                                                    EXHIBIT 3.28

                                     BYLAWS

                                       OF

                          STURGIS, HENDERSON & PROCTOR
                           PATHOLOGY LABORATORY, P.A.

                     A MISSISSIPPI PROFESSIONAL CORPORATION


                               ARTICLE I. OFFICES

     The principal office of the corporation in the state of Mississippi shall be located in Flowood, Mississippi. The corporation may have such other offices, either within or without the state of Mississippi, as the Board of Directors may designate or as the business of the corporation may require from time to time.

     The registered office of the corporation required by the Mississippi Business Corporation Act to be maintained in the state of Mississippi may be, but need not be, identical with the principal office in the state of Mississippi, and the registered agent and the address of the registered office may be changed from time to time by the Board of Directors.

                            ARTICLE II. SHAREHOLDERS

     Section 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held on the first Monday in February each year, beginning with the year 1992, at the hour of 6:00 p.m., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If said day is a legal holiday, then the meeting shall be held on the next regular working day thereafter. If the election of directors shall not be held on the day designated herein, at any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause, the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be done.

     Section 2. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the

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President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth (1/10) of all the outstanding shares of the corporation entitled to vote at the meeting.

     Section 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the state of Mississippi, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the state of Mississippi, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

     Section 4. NOTICE OF MEETING. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     Section 5. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may fix in advance a date as a record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     Section 6. VOTING RECORD. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be available for inspection by any shareholder beginning two (2) business days after notice of the meeting is given for which the list

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was prepared and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. On written demand, the record shall be subject to the inspection of any shareholder at any time during the period it is available for inspection. The record shall be available for inspection at the meeting or any adjournment thereof.

     Section 7. QUORUM. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Sections 8. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     Section 9. VOTING OF SHARES. Each outstanding share of common stock shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of the shareholders.

     Section 10. INFORMAL ACTION BY SHAREHOLDER. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. The signature of any shareholder upon the minutes of a meeting shall be deemed such consent in writing to all action reflected to have been taken at said meeting by said minutes.

                         ARTICLE III. BOARD OF DIRECTORS

     Section 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors.

     Section 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be not less than one (1), but the shareholders may elect additional directors as they may desire so long as there is an odd number thereof. A The holders of majority of the outstanding shares of stock entitled to vote may at

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any time peremptorily terminate the term of office of all or any of the directors by a vote at a meeting called for such purpose or by a written statement filed with the Secretary or, in his absence, with any other officer.

     Section 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of the shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the state of Mississippi, for the holding of additional regular meetings without notice other than such resolution.

     Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by, or at the request of, the President or any two (2) directors. The person or persons authorized to call special meetings of the Board of Directors may fix any reasonable place, either within or without the state of Mississippi, as the place of holding any special meeting of the Board of Directors called by them.

     Section 5. NOTICE. Notice of any special meeting shall be given at least two (2) days previously by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 6. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a majority are present, the meeting may be adjourned from time to time without further notice.

     Section 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 8. INFORMAL ACTION BY DIRECTORS. Any action required to be taken at a meeting of the directors or any other action which may be taken at a meeting of directors, may be taken without an actual meeting if one or more consents in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof. The signature of any director upon the

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minutes of a meeting shall be deemed such consent in writing to the action reflected to have been taken at such meeting by such minutes.

     Section 9. DISPENSING WITH BOARD OF DIRECTORS. By unanimous consent of all of the shareholders of the corporation, evidenced by either written agreement, minutes of a shareholder meeting at which all shareholders are represented and unanimously approve of the action or a written unanimous consent executed by the shareholders in lieu of a meeting, the shareholders may dispense with the Board of Directors of the corporation in accordance with Miss. Code Ann. Section 79-4-8.01(c) (1972). If the shareholders elect to dispense with the Board of Directors, all duties, responsibilities, rights, authority and obligations imposed on and enjoyed by the Board of Directors of the corporation by the Articles of Incorporation or Bylaws of the corporation or at law or in equity shall be imposed on and enjoyed by the shareholders of the corporation. In votes by shareholders acting in lieu of the Board of Directors, each outstanding share of common stock shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of the shareholders. A shareholder may disclaim the duties, responsibilities, rights, authority and obligations conferred under this provision solely by granting jointly to all of the other shareholders of the corporation his proxy to vote his shares at meetings of shareholders (or by the execution of consents of shareholders in lieu of a meeting) at which action is taken which, but for the provisions of this Section, would be taken by a board of directors of a corporation, rather than shareholders. In such event^ the shares subject to this proxy shall be voted by such remaining shareholders in the same proportion as the remaining shareholders vote their shares on the issue in question.

                              ARTICLE IV. OFFICERS

     Section 1. NUMBER. The officers of the corporation shall be a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors) a Secretary, and a Treasurer. Such other officers and assistant officers as may be deemed necessary may be elected by the Board of Directors. Any two or more offices may be held by the same person.

     Section 2. ELECTION AND TERM OF OFFICE. The officers of the corporation to be elected by the Board of Directors shall be elected annually at a meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be done. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

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     Section 3.  REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the terms.

     Section 5. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officers shall be prevented from receiving such salary by reason of the fact that they are also directors of the corporation.

     Section 6. DUTIES. The duties of each of said officers shall be the duties usually instant to such offices of a corporation.

     Section 7. VOTING OF STOCK. Unless otherwise directed by the Board of Directors, the President in his discretion may vote or give proxies covering all stock and shares of beneficial interest owned by the corporation.

                ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1. CONTRACTS. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances. The corporation shall not make any loan to its officers and directors.

     Section 3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

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                              ARTICLE VI. DIVIDENDS

     The Board of Directors may from time to time declare, and the corporation may pay, dividends oN its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                ARTICLE VII. SEAL

     The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, and which shall be in the form as hereon impressed:

                         ARTICLE VIII. WAIVER OF NOTICE

     Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Mississippi Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. The signature of any shareholder or director to the minutes of a meeting shall be deemed a waiver of any notice required of the holding of such meeting or the business transacted therein.

                             ARTICLE IX. AMENDMENTS

     These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors or by the Shareholders at any regular or special meeting.

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                       ARTICLE X. CERTIFICATES FOR SHARES
                               AND THEIR TRANSFER

     Section 1. CERTIFICATES FOR SHARES. Each holder of shares of stock in this corporation shall be entitled to a certificate under the seal of the corporation, signed by the President or a Vice President and the Secretary or Assistant Secretary. Certificates of stock shall be numbered progressively beginning with the number one, and shall be issued in order of such number. The stock certificates for this corporation shall be in the form hereinafter placed.

     Each of said certificates shall have typed or printed on the face thereof the following: "The transferability and negotiability of the shares of stock evidenced by this certificate are restricted by a Buy-Sell Agreement between the Shareholders of the corporation, a copy of which is maintained at the corporation's offices and is available for inspection."

     Section 2. TRANSFER. Stock shall be transferred on the books of the corporation and the corporation shall be bound by such transfers only after the duly issued certificate shall have been tendered to the corporation with a duly executed bill of sale or assignment of the shares or a portion of the shares evidenced thereby. In the event of a lost certificate, the corporation may require such bond or indemnity from the holder of such certificate or certificates as the directors may determine.

                             ARTICLE XI. FISCAL YEAR

     The fiscal year of the corporation shall end on the 31st day of December of each year.

                          ARTICLE XII. EMERGENCY BYLAWS

     The Emergency Bylaws provided in this Article XIII shall be operative during any emergency in the conduct of the business of the corporation resulting from a catastrophic event that prevents a quorum of the Directors from being readily assembled, notwithstanding any different provision in the preceding Articles of the Bylaws or in the Articles of Incorporation of the corporation or in the Mississippi Business Corporation Act. To the extent not inconsistent with the provisions of this Article, the Bylaws provided in the preceding Articles shall remain in effect during such emergency and upon its termination the Emergency Bylaws shall cease to be operative.

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     During any such emergency:

     (a) A meeting of the Board of Directors may be called by any officer or director of the corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

     (b) At any such meeting of the Board of Directors, a quorum shall consist of one.

     (c) The Board of Directors, either before or during any such emergency, may provide, or from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

     (d) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do.

     No officer, director or employee acting in accordance with these Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

                          ARTICLE XIII. INDEMNIFICATION

     Section 1. AUTHORITY TO INDEMNIFY. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he conducted himself in good faith and
(i) in the case of conduct in his official capacity with the corporation, in a manner he reasonably believed to be in the best interests of the corporation, or
(ii) in all other cases, that his conduct was at least not opposed

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to its best interests and, with respect to any criminal action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the person did not meet the standard of conduct described in this Section.

     Section 2. LIMIT ON INDEMNIFICATION AUTHORITY. The corporation may not indemnify any person under this Article: (1) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

     Section 3. INDEMNIFICATION WHERE DIRECTOR OR OFFICER SUCCESSFULLY DEFENDS ACTION. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 4. DETERMINATION REQUIRED PRIOR TO INDEMNIFICATION. Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article. Such determination shall be made:

     (1) by the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

     (2) if a quorum cannot be obtained under subdivision 1, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two (2) or more directors not at the time parties to the proceeding;

     (3)  by special legal counsel:

          i. selected by the Board of Directors or its committee in the manner prescribed in subdivision (1) or (2); or

          ii. if a quorum of the Board of Directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by a majority vote of the full Board of

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              Directors (in which selection directors who are parties may participate); or

     (4) by the shareholders, but shares owned by or voted under the control of persons who are at the time parties to the proceeding may not be voted on the determination.

Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if that the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under Subsection (3) to select counsel.

     Section 5. ADVANCES. Expenses incurred by a director, officer, employee or agent of the corporation in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding if:

     (1) the person furnishes the corporation with a written affirmation of his good faith belief that he has met the standard of conduct described in Sections 1 and 2 of this Article;

     (2) the person furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standards of conduct; and

     (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article.

The undertaking described in subparagraph (2) above must be an unlimited general obligation of the person giving the undertaking but need not be secured and may be accepted without reference to financial ability to make repayment. Determinations and authorizations of payments under this Section shall be made in the manner described in Section 4 of this Article.

     Section 6. GENERAL. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Section 7. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the

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corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article.

     Sections 8. DEFINITIONS. For purposes of this Article, the following words or phrases shall have the meanings assigned to them in Miss. Code Ann. Section 79-4-8.50 (1972), as amended: "corporation," "director," "expenses," "liability," "official capacity," "party," and "proceeding."

     Section 9. SEVERABILITY. If any provision of this Article or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Article or the application of this Article to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and each provision shall be valid and shall be enforced to the fullest extent permitted by law.

                             SECRETARY'S CERTIFICATE

     I hereby certify that the foregoing Bylaws are the Bylaws of Sturgis, Henderson & Proctor Pathology Laboratory, P.A. as adopted by Unanimous Consent of the Shareholders of the corporation on the 1st day of July, 1992.

                                                              /s/ [ILLEGIBLE]
                                                              ---------------
                                                              Secretary

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